IntelGenx and RedHill Biopharma Announce Definitive Agreement
for Commercialization of RIZAPORT® for Migraines with
Pharmatronic Co. in South Korea

Saint-Laurent, Canada – December 14, 2016 – IntelGenx Corp., (TSXV: IGX) (OTCQX: IGXT), and RedHill Biopharma Ltd. (NASDAQ: RDHL) (TASE: RDHL), today announced the signing of an exclusive license agreement with Pharmatronic Co. (“Pharmatronic Co.”) for the commercialization of RIZAPORT® in the Republic of Korea (South Korea). RIZAPORT® is a proprietary oral thin film formulation of rizatriptan for the treatment of acute migraines.

Under the terms of the agreement, RedHill granted Pharmatronic Co. the exclusive rights to register and commercialize RIZAPORT® in South Korea. IntelGenx and RedHill are entitled to receive an upfront payment and will be eligible to receive additional milestone payments upon achievement of certain predefined regulatory and commercial targets, as well as tiered royalties. Further financial terms of the agreement were not disclosed. The initial term of the definitive agreement with Pharmatronic Co. is for ten years from the date of first commercial sale and shall automatically renew for an additional two-year term. Commercial launch in South Korea is estimated to take place in the first quarter of 2019.

“We are most pleased to be entering the Asian market for the first time with Pharmatronic, a Korean organization committed to customer service excellence,” said Dr. Horst G. Zerbe, President and CEO of IntelGenx. “We will be working hard with our partners RedHill and Pharmatronic to bring our innovative product to market for patients in South Korea suffering with migraines. The execution of two commercialization agreements for RIZAPORT® in less than six months demonstrates our relentless execution of strategy to bring our innovative products to the global market.”

Mr. Adi Frish, RedHill’s Senior VP Business Development & Licensing, said: “We are pleased to enter into our second commercialization agreement for RIZAPORT® and look forward to building a long-term relationship with Pharmatronic Co. This agreement for South Korea follows our recent commercialization agreement with Grupo JUSTE S.A.Q.F for Spain. We continue working diligently together with our partner IntelGenx to bring this unique migraine drug to additional markets and expect to re-submit the RIZAPORT® NDA to the FDA in the first half of 2017.”

RIZAPORT® (5 mg and 10 mg) was granted marketing authorization by the Federal Institute for Drugs and Medical Devices of Germany (BfArM) under the European Decentralized Procedure (DCP), in which Germany served as the Reference Member State for other European Union (EU) countries. This authorization was the first national marketing approval for RIZAPORT®. A first commercialization agreement was signed with Grupo JUSTE S.A.Q.F (Grupo JUSTE) for Spain and additional potential territories and, subsequently, a national Marketing Authorization Application (MAA) for RIZAPORT® was submitted by Grupo JUSTE in Spain under the European DCP.

IntelGenx and RedHill expect to re-submit the RIZAPORT® New Drug Application (NDA) to the FDA in the first half of 2017 and subsequently receive a new PDUFA (Prescription Drug User Fee Act) date and are currently in discussions with potential commercialization partners for the U.S. market.

About RIZAPORT® (RHB-103):
RIZAPORT® is a proprietary oral thin film formulation of rizatriptan benzoate, a 5-HT1 receptor agonist and the active drug in Merck & Co.’s Maxalt®. RIZAPORT® 5 mg and 10 mg were approved for marketing in Germany in October 2015 under the European Decentralized Procedure. A New Drug Application for RIZAPORT® was also filed with the U.S. FDA in 2013 and a CRL was received in 2014. RedHill has entered into licensing agreements to commercialize RIZAPORT® in Spain (with Grupo JUSTE S.A.Q.F) and in South Korea (with Pharmatronic Co.). Rizatriptan is considered to be one of the most effective oral triptans, a class of molecules that constricts blood vessels in the brain to relieve swelling and other migraine symptoms. The worldwide annual sales of triptans were estimated to have exceeded $690 million in 20151. RIZAPORT® is based on IntelGenx's proprietary VersaFilm™ technology. It dissolves rapidly and releases its active ingredient in the mouth, leading to efficient absorption of the drug through the gastrointestinal tract. The administration method of the RIZAPORT® oral thin film, which does not require the patient to swallow a pill or consume water, along with its pleasant flavor, presents a potentially attractive therapeutic alternative for migraine patients, specifically for patients who suffer from migraine-related nausea, estimated to be approximately 80% of the total migraine patient population2 and patients suffering from dysphagia (difficulty swallowing).

About RedHill Biopharma Ltd.:
RedHill Biopharma Ltd. (NASDAQ/TASE: RDHL) is a biopharmaceutical company headquartered in Israel, primarily focused on development and commercialization of late clinical-stage, proprietary, orally-administered, small molecule drugs for the treatment of gastrointestinal and inflammatory diseases and cancer. RedHill’s pipeline of proprietary products includes: (i) RHB-105 - an oral combination therapy for the treatment of Helicobacter pylori infection with successful results from a first Phase III study; (ii) RHB-104 - an oral combination therapy for the treatment of Crohn's disease with an ongoing first Phase III study and an ongoing proof-of-concept Phase IIa study for multiple sclerosis; (iii) BEKINDA® (RHB-102) - a once-daily oral pill formulation of ondansetron with an ongoing Phase III study for acute gastroenteritis and gastritis and an ongoing Phase II study for IBS-D; (iv) RHB-106 - an encapsulated bowel preparation licensed to Salix Pharmaceuticals, Ltd.; (v) YELIVA™ (ABC294640) - a Phase II-stage, orally-administered, first-in-class SK2 selective inhibitor targeting multiple oncology, inflammatory and gastrointestinal indications; (vi) MESUPRON - a Phase II-stage first-in-class, orally-administered uPA inhibitor, targeting gastrointestinal and other solid tumors and (vii) RIZAPORT® (RHB-103) - an oral thin film formulation of rizatriptan for acute migraines, with a U.S. NDA currently under discussion with the FDA and marketing authorization received in Germany in October 2015.

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1 EvaluatePharma WW annual sales report.
2 Lipton RB, Buse DC, Saiers J, Fanning KM, Serrano D, Reed ML. (2013) Frequency and burden of headache-related nausea: results from the American Migraine Prevalence and Prevention (AMPP) study, Headache. 2013 Jan;53(1):93-103.

About Pharmatronic Co.:
Pharmatronic Co. is a privately held pharmaceutical company headquartered in Seoul, South Korea which distributes exclusively licensed pharmaceutical products with innovative sales and marketing know-how. Since its establishment in 2005, Pharmatronic Co. has focused R&D and marketing resources on the specialized target field of neurology, ENT and urology, building a strong image as a leading provider in the pharmaceutical and healthcare industry.

About IntelGenx:
IntelGenx is a leading oral drug delivery company primarily focused on the development and manufacturing of innovative pharmaceutical oral films based on its proprietary VersaFilmTM technology platform. Established in 2003, the Montreal-based company is listed on the TSX-V and OTC-QX.

IntelGenx highly skilled team provides comprehensive pharmaceutical~~s~~ services to pharmaceutical partners, including R&D, analytical method development, clinical monitoring, IP and regulatory services. IntelGenx state-of-the art manufacturing facility, established for the VersaFilmTM technology platform, supports lab-scale to pilot and commercial-scale production, offering full service capabilities to our clients. More information is available about the company at: www.intelgenx.com.

Forward Looking Statements:
This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange), nor the OTCQX accepts responsibility for the adequacy or accuracy of this release.

Source: IntelGenx Technologies Corp.

For more information, please contact:
Edward Miller
Director, IR and Corporate Communications
IntelGenx Corp.
T: +1 514-331-7440 (ext. 217)
edward@intelgenx.com